Exhibit 10.1
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                   NATIONAL PENN BANCSHARES, INC. PENSION PLAN
                (Amended and Restated Effective January 1, 2001)

                                 Amendment No. 2

      National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Pension Plan (Amended and Restated Effective January 1, 2001) (the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment No. 1 thereto.

         The Company hereby further amends the Plan as hereinafter set forth.

        1.      Subsection 9(a)(ii) is added to read as follows:

      "(ii) Panasia Disposition. Each Member who is an Employee of Panasia Bank, National Association, ("Panasia") on the closing date of the Agreement dated as of February 10, 2003, whereby the Company sells all of the issued and outstanding shares of Panasia's capital stock to Woori America Bank shall have a 100% nonforfeitable right to his Accrued Benefit without regard to his length of Service."

      2. Schedule A to the Plan is amended effective February 25, 2003, to add "FirstService Bank" under the heading "Predecessor Employer", and across from it under columns (1) and (2) respectively "all service" under column (1) and the date "February 25, 2003" under column (2).


         Executed this 27th day of August, 2003.


Attest:                                     NATIONAL PENN BANCSHARES, INC.


By: /s/ Sandra L. Spayd                       By: /s/ Wayne R. Weidner
    -------------------                           -------------------------
       Secretary                                    Chairman, President and
                                                    Chief Executive Officer

     (Corporate Seal)


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